                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                                    MGI FUNDS
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                     MGI US Small/Mid Cap Value Equity Fund

                              200 Clarendon Street
                           Boston, Massachusetts 02116

January 31, 2008

Dear Shareholder:

We are pleased to notify you of a change  involving a subadvisor  for the MGI US
Small/Mid  Cap Value  Equity  Fund  (the  "Fund"),  a series  of MGI Funds  (the
"Trust").  Specifically,  the Board of Trustees of the Trust (the  "Board")  has
approved a new subadvisory  agreement between NWQ Investment Management Company,
LLC ("NWQ") and Mercer Global  Investments,  Inc. ("MGI" or the "Advisor").  NWQ
has served as a subadvisor  for the Fund since June 27, 2006. Due to a change in the ownership structure of NWQ's corporate parent, Nuveen Investments, Inc., the prior subadvisory  agreement between NWQ and the Advisor,  on behalf of the Fund
(the "Prior Subadvisory  Agreement"),  was terminated,  and the Board approved a new subadvisory  agreement (the "Current Subadvisory  Agreement") to replace the
Prior Subadvisory  Agreement.  The Current Subadvisory Agreement is identical to the Prior Subadvisory Agreement in all material respects.

It is  anticipated  that this  change will not have any  material  effect on the services  provided to the Fund by NWQ, and that NWQ will  continue to manage its allocated  portion  of the  Fund's  portfolio  as NWQ had done  under  the Prior
Subadvisory  Agreement.  Each of the Fund's two other  subadvisors,  AQR Capital
Management,  LLC and Wells  Capital  Management,  will  continue  to manage  its respective allocated portion of the Fund's portfolio.

This change  became  effective on November 13, 2007. I encourage you to read the attached Information Statement, which provides, among other information, details regarding NWQ and the Current Subadvisory Agreement,  as well as a discussion of the factors that the Board  considered  in approving the  implementation  of the
Current Subadvisory Agreement.

                               Sincerely,

                               /s/ Phillip J. de Cristo

                               Phillip J. de Cristo

                               Trustee, President, and Chief Executive Officer
                               MGI Funds

                                  MGI FUNDS(TM)

                     MGI US Small/Mid Cap Value Equity Fund

                              200 Clarendon Street
                           Boston, Massachusetts 02116

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

This Information Statement (the "Statement") is being furnished on behalf of the
Board  of  Trustees   (the  "Board")  of  MGI  Funds  (the  "Trust")  to  inform shareholders  of the MGI US Small/Mid Cap Value Equity Fund (the "Fund") about a recent change related to the Fund's contractual arrangements with NWQ Investment
Management  Company,  LLC ("NWQ" or the  "Subadvisor"),  one of the Fund's three subadvisors.  Specifically,  due to a change in the ownership structure of NWQ's corporate  parent,  Nuveen  Investments,  Inc., the  subadvisory  agreement (the
"Prior Subadvisory Agreement") between NWQ and Mercer Global Investments,  Inc., the Fund's investment  advisor ("MGI" or the "Advisor"),  on behalf of the Fund, dated June 27,  2006,  was  terminated.  The Board,  on behalf of the Fund,  has approved a new subadvisory agreement (the "Current Subadvisory  Agreement") with
NWQ.  The  Current  Subadvisory  Agreement  was  approved  by the Board upon the recommendation  of MGI,  without  shareholder  approval,  as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the "SEC" or the
"Commission"),  dated December 28, 2005 (the "Exemptive  Order"),  issued to the
Trust and the Advisor.  This  Statement is being mailed on or about  February 4,
2008 to  shareholders  of record of the Fund as of December 15, 2007. WE ARE NOT
ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  INTRODUCTION

MGI is the investment  advisor for the series of the Trust,  including the Fund.
The Advisor uses a "manager of managers"  approach in managing the assets of the
Trust's  series.  This  approach  permits  MGI to hire,  terminate,  or  replace subadvisors of the series that are  unaffiliated  with the Trust or the Advisor, and to modify material terms and conditions of subadvisory  agreements  relating to the management of the series.  Section 15(a) of the Investment Company Act of
1940, as amended (the "1940 Act"), generally requires that the shareholders of a mutual  fund  approve  an  agreement  pursuant  to which a person  serves as the investment  advisor or subadvisor of the mutual fund.  The Trust and the Advisor have obtained the Exemptive  Order from the SEC, which permits the Trust and the
Advisor,  subject to certain  conditions and approval by the Board,  to hire and retain  unaffiliated  subadvisors and to modify  subadvisory  arrangements  with unaffiliated  subadvisors  without  shareholder  approval.  Under the  Exemptive
Order,  the  Advisor  may act as a manager  of  managers  for some or all of the series of the Trust,  and the Advisor  supervises  the  provision  of  portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor,  among other things: (i) to continue the employment of a current  subadvisor  after events that would  otherwise cause an automatic termination of a subadvisory  agreement with the subadvisor,  and (ii)
to reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility  (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the
Board.

Consistent  with the  terms of the  Exemptive  Order,  the  Board,  including  a majority  of the  Trustees  who are not  "interested  persons"  (as that term is defined  in the 1940  Act) of the  Trust  or of the  Advisor  (the  "Independent
Trustees"),  approved the Current Subadvisory  Agreement between the Advisor, on behalf of the Fund, and NWQ, at the Board meeting held on November 8, 2007.

The Trust and the Advisor  have agreed to comply with  certain  conditions  when acting  in  reliance  on the  relief  granted  in  the  Exemptive  Order.  These conditions require, among other things, that within ninety (90) days of entering
into  a  new  subadvisory  agreement,   the  affected  series  will  notify  the
shareholders of the series of the changes.  This Statement  provides such notice of the changes and presents  details  regarding NWQ and the Current  Subadvisory
Agreement.

                                   THE ADVISOR

The Advisor,  a Delaware  corporation  located at 200 Clarendon Street,  Boston,
Massachusetts  02116, serves as the investment advisor for the Fund. The Advisor is an indirect,  wholly-owned subsidiary of Marsh & McLennan Companies, Inc. The
Advisor is  registered as an investment  adviser with the  Commission  under the
Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Advisor is an affiliate of Mercer  Investment  Consulting,  Inc., an investment  consultant with more than thirty years'  experience  reviewing,  rating,  and  recommending investment managers for institutional clients.

The Advisor provides  investment  advisory  services to the Fund pursuant to the
Investment Management  Agreement,  dated July 1, 2005, between the Trust and the
Advisor (the "Management Agreement"). The Trust employs the Advisor generally to manage the investment and  reinvestment  of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund  (subject to the  approval of the Board).  The Advisor  continuously reviews,  supervises, and (where appropriate) administers the investment program of the Fund. The Advisor  furnishes  periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the  Management  Agreement,  the  Advisor  has  overall  supervisory
responsibility   for  the  general  management  and  investment  of  the  Fund's securities portfolio,  and subject to review and approval by the Board: (i) sets
the  Fund's  overall  investment  strategies;   (ii)  evaluates,   selects,  and
recommends  subadvisors to manage all or a portion of the Fund's  assets;  (iii)
when appropriate, allocates and reallocates the Fund's assets among subadvisors;
(iv) monitors and evaluates the performance of the Fund's subadvisors, including the  subadvisors'  compliance  with  the  investment  objective,  policies,  and restrictions  of the Fund;  and (v)  implements  procedures  to ensure  that the
subadvisors  comply  with  the  Fund's  investment  objective,   policies,   and
restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.90% of the Fund's average daily net assets.  The Trust, with respect to the
Fund,  and the Advisor have entered  into a written  contractual  fee waiver and expense  reimbursement  agreement  pursuant  to which the  Advisor has agreed to waive a portion  of its fees  and/or to  reimburse  expenses  of the Fund to the extent that the Fund's  expenses  (not  including  brokerage  fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense  reimbursement  agreement,  the  Advisor  received advisory  fees of  $589,089  from the Fund for the fiscal  year ended  March 31,
2007.

Several officers of the Trust are also officers and/or employees of the Advisor.
These  individuals  and their  respective  positions  are:  Phillip J. de Cristo serves as Trustee,  President,  and Chief Executive Officer of the Trust, and as
President of the Advisor.  Ravi B.  Venkataraman  serves as Vice  President  and
Chief  Investment  Officer of the Trust,  and as Vice  President and Head of the
U.S.  business  of the  Advisor.  Richard S.  Joseph  serves as Vice  President,
Treasurer, and Principal Accounting Officer of the Trust, and as Chief Operating
Officer of the Advisor. Cynthia Lo Bessette serves as Vice President, Secretary, and Chief Legal  Officer of the Trust,  and as Senior  Corporate  Counsel of the
Advisor. David M. Goldenberg serves as Vice President and Assistant Secretary of the Trust,  and as  General  Counsel of Mercer,  an  affiliate  of the  Advisor.
Christopher  A.  Ray  serves  as Vice  President  of the  Trust,  and as  Senior
Portfolio  Manager of the Advisor.  Martin J. Wolin serves as Vice President and
Chief Compliance  Officer of the Trust,  and as Chief Compliance  Officer of the
Advisor.  The  address of each  executive  officer of the Trust,  other than Mr.
Goldenberg and Ms. Lo Bessette, is 200 Clarendon Street,  Boston,  Massachusetts
02116.  The address of Mr.  Goldenberg and Ms. Lo Bessette is 1166 Avenue of the
Americas, New York, New York 10036.

                                 THE SUBADVISOR

NWQ is located at 2049 Century Park East,  16th Floor,  Los Angeles,  California
90067. NWQ is registered as an investment  adviser under the Advisers Act and is a subsidiary of Nuveen Investments,  Inc.  ("Nuveen").  Nuveen is located at 333
West Wacker Drive, Chicago,  Illinois 60606. Nuveen is a wholly-owned subsidiary of Windy City Investment Investments,  Inc., which is wholly-owned by Windy City
Investments  Holdings,  LLC. Windy City Investment  Investments,  Inc. and Windy
City Investments  Holdings,  LLC are located at Three First National Plaza, 38th
Floor, Chicago, Illinois 60602. NWQ initially was approved by the Board to serve as a subadvisor  for the Fund at the Board meeting held on May 25, 2006, and NWQ has managed its allocated  portion of the Fund's  portfolio since June 27, 2006, pursuant to a subadvisory agreement dated that same date (the "Prior Subadvisory
Agreement").  On November  13,  2007,  Nuveen was acquired by a group of private investors  led by  Madison  Dearborn  Partners,  LLC  (the  "Transaction").  The
Transaction caused an assignment, which resulted in the automatic termination of the Prior Subadvisory Agreement.  The Current Subadvisory Agreement was approved by the Board,  on a prospective  basis,  at its meeting held on November 8, 2007
(the  "November  2007  Meeting")  in order to allow NWQ to  continue  to provide subadvisory  services to the Fund without  interruption or adverse effect to the
Fund. In accordance  with the 1940 Act, as a consequence of the  Transaction and the assignment of the Prior Subadvisory  Agreement,  NWQ may continue to furnish subadvisory services to the Fund pursuant to the Current Subadvisory  Agreement, provided that (i) at least 75% of the Trustees are not "interested  persons" (as that  term is  defined  in the 1940  Act) of NWQ or  Nuveen,  and (ii) no unfair burden  will be imposed on the Fund as a  consequence  of the  Transaction.  The
Current Subadvisory Agreement is dated November 13, 2007.

NWQ is not affiliated  with the Advisor,  and  discharges  its  responsibilities subject to the  oversight  and  supervision  of the Advisor.  The  Subadvisor is compensated out of the fees that the Advisor  receives from the Fund. There will be no  increase  in the  advisory  fees  paid by the  Fund to the  Advisor  as a consequence  of the  termination  of the  Prior  Subadvisory  Agreement  and the implementation  of the  Current  Subadvisory  Agreement.  The  fees  paid by the
Advisor to the  Subadvisor  depend upon the fee rates  negotiated by the Advisor and on the  percentage of the Fund's assets  allocated to the Subadvisor by MGI.
In accordance  with procedures  adopted by the Board,  the Subadvisor may effect
Fund  portfolio  transactions  through  an  affiliated   broker-dealer  and  the
affiliated   broker-dealer  may  receive  brokerage  commissions  in  connection therewith as permitted by applicable law.

As a result of the Transaction, Merrill Lynch & Co. and its affiliates ("Merrill
Lynch") have a significant  ownership  interest in the corporate  parent of NWQ, and Merrill Lynch is therefore deemed to be an "affiliated person" (as that term is  defined  in the 1940  Act) of NWQ and the  Fund.  As a  result,  the Fund is generally  prohibited  from entering into  principal  transactions  with Merrill
Lynch, and is subject to other  limitations when engaging in other  transactions with  Merrill  Lynch.  NWQ  and  the  Fund  do not  believe  that  any of  these prohibitions or limitations will have a materially  adverse effect on the Fund's ability to pursue its investment objective and policies.

NWQ serves as a subadvisor for the registered  investment  company listed below, which has an investment  objective similar to the Fund's  investment  objective.
NWQ receives an annual sub-advisory fee of 0.65% of the Nuveen NWQ Small/Mid-Cap
Value Fund's average daily net assets.

                                                       Assets as of
               Name                                  December 31, 2007

Nuveen NWQ Small/Mid-Cap Value Fund                    $181.47 million

The name and principal occupation of the principal executive officers of NWQ are listed below. The address of each principal  executive  officer listed below, as it relates to the person's  position  with NWQ, is 2049 Century Park East,  16th
Floor, Los Angeles, California 90067.

Jon D. Bosse, CFA                        Co-President, Chief Investment Officer
John E. Conlin                           Co-President, Chief Operating Officer
Phyllis G. Thomas, CFA                   Managing Director
E.C. (Ted) Friedel, CFA                  Managing Director

                        THE CURRENT SUBADVISORY AGREEMENT

The Current Subadvisory Agreement was approved by the Board at the November 2007
Meeting,  which  meeting was called,  among  other  reasons,  for the purpose of approving such Current Subadvisory Agreement.  The Current Subadvisory Agreement
provides that it will terminate  automatically  in the event of its  assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Current Subadvisory Agreement are identical to the terms of the
Prior Subadvisory Agreement,  including the fees that are payable to NWQ by MGI, and the  services  that NWQ is  required to provide in  managing  its  allocated portion of the Fund.

The Current  Subadvisory  Agreement provides that NWQ, among other duties,  will make all investment decisions for the allocated portion of the Fund's assets for which NWQ serves as subadvisor. NWQ, subject to the supervision of the Board and the Advisor,  will conduct an ongoing program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Subadvisor's allocated portion of the
Fund's  assets.   NWQ  also  will  perform  certain  other   administrative  and
compliance-related  functions in connection with the management of its allocated portion of the Fund's portfolio.

The Current  Subadvisory  Agreement  provides for NWQ to be compensated from the fees that the Advisor  receives  from the Fund,  based on the average  daily net assets  allocated to NWQ as  subadvisor.  NWQ generally will pay all expenses it
incurs  in  connection  with  its  activities  under  the  Current   Subadvisory
Agreement,  other than the costs of the Fund's  portfolio  securities  and other investments.

The Current  Subadvisory  Agreement may be  terminated at any time,  without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund, or the Advisor,  or
(ii) NWQ, on not less than 90 days' written notice to the Advisor and the Trust.

                        BOARD OF TRUSTEES' CONSIDERATIONS

At  the  November  2007  Meeting,   the  Board  discussed  the  then-anticipated
Transaction  involving NWQ and its corporate parent with  representatives of the
Advisor and considered the approval of the Current  Subadvisory  Agreement.  The
Advisor recommended the approval of the Current Subadvisory Agreement,  pursuant to which NWQ would  continue  to serve as a  subadvisor  for the Fund,  because, among other  factors:  (i) the  Transaction  is not  expected to have a material effect on the nature,  extent, or quality of the services provided by NWQ to the
Fund;  (ii) the NWQ  personnel  who have been  responsible  for  managing  NWQ's allocated  portion of the Fund's  portfolio since June 27, 2006 will continue to serve in their respective  capacities  following the Transaction;  and (iii) the terms of the Current Subadvisory Agreement were identical, in all respects other than the date, to the Prior Subadvisory Agreement between MGI and NWQ, which was previously approved by the Board and the Independent Trustees.

The Board considered that the Transaction technically will result in a change of control of NWQ, and hence, in the assignment of the Prior Subadvisory  Agreement between NWQ and the Advisor,  on behalf of the Fund, under the 1940 Act. In view of the resulting  assignment and termination of the Prior Subadvisory  Agreement upon the closing of the Transaction,  the Trustees,  and by a separate vote, the
Independent  Trustees,  approved the Current  Subadvisory  Agreement between the
Advisor and NWQ, which became effective following the Transaction.

In determining whether to approve the Current Subadvisory  Agreement,  the Board reviewed  the terms of the  Agreement.  The Board  considered  that the  Current
Subadvisory  Agreement  provided  for the same range of services and fees as the
Prior Subadvisory  Agreement,  and, most importantly,  that the Current Advisory
Agreement was in all ways identical to the Prior Subadvisory  Agreement,  except for the date.  Additionally,  given  that the fee  provided  under  the  Current
Subadvisory  Agreement  was  identical  to the  fee  provided  under  the  Prior
Subadvisory Agreement,  the Board's previous deliberations,  at the May 25, 2006
Board meeting (the "May 2006 Meeting"), when the Prior Subadvisory Agreement was initially approved, remained relevant.

In  connection  with  the  Independent  Trustees'  consideration  of  the  Prior
Subadvisory  Agreement  at  the  May  2006  Meeting,  the  Independent  Trustees
considered  information  relating  to:  (i) the  process  by which  the  Advisor selected and recommended NWQ for Board approval;  (ii) the nature,  extent,  and quality  of the  services  that NWQ  would  provide  to the  Fund;  (iii)  NWQ's reputation,  investment  management business,  personnel,  and operations;  (iv)
NWQ's brokerage and trading policies and practices; (v) the level of subadvisory fees to be  charged by NWQ,  and a  comparison  of those  fees to the fees:  (a)
charged by NWQ to  comparable  accounts NWQ managed,  including  registered  and unregistered  investment  companies  or other  pooled  investment  vehicles,  as applicable,  and (b) paid by certain other registered  investment  companies (or their  investment  advisors)  and having  investment  objectives  similar to the investment objective of the Fund; (vi) NWQ's compliance program; and (vii) NWQ's historical  performance returns managing a similar investment mandate,  and such performance  comparisons  to a relevant  index.  The  Independent  Trustees also considered  and analyzed  other  information  and factors  that the  Independent
Trustees deemed relevant with respect to NWQ, including: NWQ's management style;
the  qualifications  and experience of the persons that will be responsible  for the day-to-day  management of NWQ's allocated  portion of the Fund's  portfolio;
and NWQ's staffing levels and overall resources.

At the November  2007 Meeting,  the  Independent  Trustees  reviewed the nature, quality, and extent of the services provided by NWQ to the Fund. The Independent
Trustees  discussed the specific  investment process employed by NWQ in managing the assets of the Fund allocated to the Subadvisor,  the qualifications of NWQ's investment  management  team with regard to implementing  the Fund's  investment mandate,  and  NWQ's  performance  record  as  compared  to its  benchmark.  The
Independent  Trustees considered NWQ's  infrastructure and the fact that NWQ did not expect any material changes in NWQ's  operations  following the consummation of the  Transaction.  Based on their  consideration  and review of the foregoing factors, the Independent Trustees concluded that the nature, extent, and quality of the  subadvisory  services  that had been  provided  by NWQ  under  the Prior
Subadvisory  Agreement,  as well as NWQ's  ability to  continue  to render  such services  under  the  Current  Subadvisory  Agreement  based on its  experience, operations, and resources, were appropriate for the Fund, in light of the Fund's investment objective.

Because NWQ was a newly appointed subadvisor to the Fund, at the time of the May
2006 Meeting,  the  Independent  Trustees  could not consider  NWQ's  investment performance with respect to the Subadvisor's  management of the Fund as a factor in  evaluating  the Prior  Subadvisory  Agreement at the Meeting.  However,  the
Independent Trustees did review NWQ's historical  performance record in managing other  funds and  accounts  that are  comparable  to the Fund.  The  Independent
Trustees also compared this historical performance to a relevant benchmark,  and concluded  that the historical  performance  record for the  Subadvisor,  viewed together  with  the  other  factors  considered  by  the  Independent  Trustees, supported a decision to approve the Prior Subadvisory Agreement.

At the May 2006 Meeting,  the Independent  Trustees  discussed the services that would be rendered by NWQ and evaluated the compensation to be paid to NWQ by the
Advisor.  The  Independent  Trustees  also  considered  comparisons  of the fees proposed  to be paid to NWQ by the Advisor  with the fees  charged by NWQ to its other  clients.  It was noted that the  standard  annual fee  schedule for NWQ's small-mid  cap value  investment  strategy  (which was closed to new accounts at that time),  as reported in NWQ's  September 8, 2005 Form ADV, and the materials prepared for the Board for the May 2006 Meeting,  provided for subadvisory  fees that were  greater  than the fees that NWQ would be entitled to receive from the
Advisor for serving as a Subadvisor  to the Fund. In addition,  the  Independent
Trustees  considered  the selection and due  diligence  process  employed by the
Advisor in deciding  to  recommend  NWQ as a  subadvisor  for the Fund,  and the
Advisor's  reasons for concluding that the fees to be paid to the Subadvisor for its services to the Fund were  reasonable.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by the Subadvisor in managing its allocated portion of the Fund's assets.  Since the fees to be paid to NWQ were the  result of  arms-length  bargaining  between unaffiliated  parties, and given the Advisor's economic incentive to negotiate a reasonable fee, NWQ's potential profitability was not considered relevant to the
Independent  Trustees'  deliberations.  For similar  reasons,  the potential for economies  of scale was not  considered  relevant to the  Independent  Trustees'
deliberations.  The Independent  Trustees noted that the  subadvisory  fees were paid by the Advisor to NWQ and were not additional  fees to be borne by the Fund or its  shareholders.  Based  on  their  discussion,  the  Independent  Trustees concluded  that,  in light of the  quality  and  extent  of the  services  to be provided,  the proposed fees to be paid to NWQ with respect to the assets of the
Fund to be allocated to the Subadvisor appeared to be within a reasonable range.
Based on these factors,  the  determination  of the Advisor at the conclusion of its due diligence process,  and such other matters as were deemed relevant,  the
Independent  Trustees,  at  the  November  2007  Meeting,   concluded  that  the
Subadvisor's  fee rate  continued to be  reasonable  in relation to the services provided to the Fund by NWQ.

After  full  consideration  of  the  factors  discussed  above,   including  the
Independent  Trustees'  deliberations  at the May 2006  Meeting,  with no single factor  identified  as being of  paramount  importance,  the Board,  including a majority  of the  Independent  Trustees,  with  the  assistance  of  independent counsel, concluded at the November 2007 Meeting that the approval of the Current
Subadvisory  Agreement was in the best  interests of the Fund,  and approved the
Current Subadvisory Agreement with respect to the Fund.

                               GENERAL INFORMATION

Administrative and Accounting Services

State  Street  Bank and Trust  Company  (the  "Administrator"),  located  at 200
Clarendon Street, Boston, Massachusetts 02116, is the administrator of the Fund.
The  Administrator  performs  various  services  for the  Fund,  including  fund accounting,  daily and ongoing maintenance of certain Fund records,  calculation of the Fund's net asset value, and preparation of shareholder reports.

The Advisor provides certain  internal  administrative  services to the Class S,
Class Y-1,  and Class Y-2 shares of the Fund,  for which the Advisor is entitled to receive a fee of 0.15%,  0.10%,  and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares of the Fund, respectively.  For the fiscal year ended March 31,  2007,  the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds  Distributors,  Inc.  (the  "Distributor"),  located  at 301  Bellevue
Parkway,  Wilmington,  Delaware  19809,  is a  Delaware  corporation  that  is a subsidiary of PFPC Inc., and acts as the principal  underwriter of each class of shares of the Fund pursuant to an  Underwriting  Agreement  with the Trust.  The
Underwriting  Agreement  requires  the  Distributor  to use  its  best  efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2007,  the Fund did not pay any  commissions to affiliated brokers.

Record of Beneficial Ownership

As of December 15, 2007, the Fund had 15,150,827.927  total shares  outstanding, and MGI  Collective  Trust:  MGI US Small/Mid  Cap Value Equity  Portfolio  held
14,305,563.237 shares, representing 94.42% of the total shares outstanding.

                               SHAREHOLDER REPORTS

Additional  information about the Fund's  investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market  conditions and investment  strategies that significantly  affected  the Fund's  performance  during its last fiscal year. A copy of the Fund's most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available)
may  be  obtained,  without  charge,  by  calling  your  plan  administrator  or recordkeeper  or  financial  advisor,  or by  calling  the  Trust  toll-free  at
1-866-658-9896.